                                                                    EXHIBIT 2.02

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

            AMENDMENT NO. 1, dated as of July 27, 1998, to the Asset Purchase Agreement (the "Purchase Agreement") dated as of July 6, 1998 among G & G Shops, Inc., ("G&G"), each of the subsidiaries of G&G and Petrie Retail, Inc. specified on the schedules to the Purchase Agreement, PSL, Inc. and G+G Retail, Inc. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

            WHEREAS, the parties hereto desire to amend the Purchase Agreement in accordance with the terms hereof.

            NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

            1. Section 9.3(g) of the Purchase Agreement is hereby amended by deleting the two references to the date "July 20, 1998" contained therein and replacing them with the date "July 29, 1998."

            2. Section 9.3(h) of the Purchase Agreement is hereby amended by deleting the two references to the date "July 20, 1998" contained therein and replacing them with the date "July 29, 1998."

            3. Except as set forth herein, the Purchase Agreement shall continue in full force and effect in accordance with its terms (as modified by order of the Bankruptcy Court) and the Purchase Agreement, as amended hereby, is hereby ratified and confirmed by the parties thereto.

            4. This Amendment No. 1 shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

            5. For the convenience of the parties, any number of counterparts of this Amendment No. 1 may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate, but one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the day and year first written above.


                                   G & G SHOPS, INC.

                                   By: /s/ Edwin J. Holman
                                      --------------------------------
                                      Name:  Edwin J. Holman
                                      Title: Chairman of the Board


                                   PSL, INC.

                                   By: /s/ Edwin J. Holman
                                      --------------------------------
                                      Name:  Edwin J. Holman
                                      Title: Chairman of the Board
                                             and Chief Executive Officer


                                   78 Nassau Sweet Corp.
                                   458 Seventh Avenue Corporation
                                   G & G Island Corporation
                                   G & G Shops of Brooklyn, Inc.
                                   G & G Shops of Maryland, Inc.
                                   G & G Shops of Mid-Island Corp.
                                   G & G Shops of Nanuet, Inc.
                                   G & G Shops of New England, Inc.
                                   G & G Shops of New York, Inc.
                                   G & G Shops of North Carolina, Inc.
                                   G & G Shops of Pennsylvania, Inc.
                                   G & G Shops of Woodbridge, Inc.
                                   Sco-Jef Mercantile Corp.

                                   By: /s/ Edwin J. Holman
                                      --------------------------------
                                      Name:  Edwin J. Holman
                                      Title: Chairman of the Board

                                   157 De Diego Corporation
                                   61 Dr. Veve Corporation
                                   Caribe Apparel Corporation
                                   Christina El Senorial Corp.
                                   Cumbres Apparel Corp.
                                   Dayson's Cupey Corp.
                                   Dayson's of Ponce, Inc.
                                   El Canton Apparel Corp.
                                   Franklin 198 Corp.
                                   Franklin 203 Corp.
                                   Franklin 203 Corp.
                                   Franklin 221 Corp.
                                   Franklin 253 Corp.
                                   Marianne Estrella Corp.
                                   Noya Carolina Corp.
                                   N. Calimano MPA Corp.
                                   Progresso-Corchado Corp.
                                   Rave Apparel of Bayamon Corporation
                                   Rave Apparel Corporation of Humacao
                                   Whitney Stores, Inc.


                                   By: /s/ Edwin J. Holman
                                      --------------------------------
                                      Name: Edwin J. Holman
                                      Title: Chairman of the Board
                                             and Chief Executive Officer


                                   G+G RETAIL, INC.

                                   By: /s/ Jonathan Berger
                                      --------------------------------
                                      Name:  Jonathan Berger
                                      Title: Vice President

                                       3